UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	¨	Definitive Information Statement

B2DIGITAL, INCORPORATED

(Name of Registrant as Specified In Its Charter)

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B2DIGITAL, INCORPORATED

4522 West Village Drive

Tampa, FL 33624

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holder of a majority of the voting power of the stockholders of B2Digital, Incorporated, a Delaware corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”):

•

The approval of an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase our authorized shares of common stock from 5,000,000,000 to 20,000,000,000.

The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on May 10, 2022 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

May 12, 2022	By Order of the Board of Directors
Greg P. Bell
Chief Executive Officer

B2DIGITAL, INCORPORATED

4522 West Village Drive

Tampa, FL 33624

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting described in this information statement. We are mailing this information statement to our stockholders of record on May 10, 2022.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Certificate of Incorporation to increase our authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), from 5,000,000,000 to 20,000,000,000.

How many shares of voting stock were outstanding on May 10, 2022?

On May 10, 2022, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 1,943,437,049 shares of Common Stock outstanding, 2,000,000 shares of Series A Convertible Preferred Stock outstanding (the “Series A Preferred Stock”) representing 480,000,000 votes, and 40,000,000 shares of Series B Convertible Preferred Stock outstanding (the “Series B Preferred Stock”) representing 4,800,000,000 votes.

What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

We obtained the approval of the holders of 141,045,200 shares of Common Stock, 850,000 shares of Series A Preferred Stock (representing 204,000,000 votes), and 40,000,000 shares of Series B Preferred Stock (representing 4,800,000,000 votes) or approximately 71.23% of the voting power of our stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000,000 TO 20,000,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 5,000,000,000 to 20,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. We will file the amendment to our Certificate of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to non-voting stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Certificate of Incorporation currently authorize us to issue a maximum of 5,000,000,000 shares of Common Stock, par value $0.00001 per share. As of May 10, 2021, we had 1,943,437,049 shares of Common Stock issued and outstanding; however, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance. A summary of our outstanding financing transactions which, pursuant to their various terms, require the increase of authorized shares of Common Stock is as follows:

Preferred Stock

Series A Convertible Preferred Stock

The shares of Series A Preferred Stock are convertible, at the option of the holder, into 240 shares of our Common Stock. There are currently 2,000,000 shares of Series A Preferred Stock issued and outstanding, which means we need to reserve 480,000,000 shares of our Common Stock for conversions.

Series B Convertible Preferred Stock

The shares of Series B Preferred Stock are convertible, at the option of the holder, into eight shares of our Common Stock. There are currently 40,000,000 shares of Series B Preferred Stock issued and outstanding, which means we need to reserve 320,000,000 shares of our Common Stock for conversions.

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Convertible Promissory Notes

We currently have an aggregate of approximately 3,022,518,606 in total share reserve requirements pursuant to our convertible promissory notes issued.

Warrants

We currently have issued warrants to purchase 132,000,000 shares of our Common Stock which require the reservation of an aggregate of 382,000,000 shares of our Common Stock.

The table below addresses our current outstanding shares, aggregate convertible and share reserve requirements under our convertible debt agreements, shares to be issued pursuant to warrant exercises/reservations, and share reserve requirements under our preferred stock as of May 10, 2022 (the record date):

Security	Shares to be Reserved out of Authorized
Outstanding shares of Common Stock:	1,943,437,049 shares of Common Stock
Shares of Common Stock to be reserved pursuant to outstanding convertible debt:	3,022,518,606 shares of Common Stock
Shares of Common Stock to be issued pursuant to exercises/reserves of issued warrants:	382,000,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series A Preferred Stock:	480,000,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series B Preferred Stock:	320,000,000 shares of Common Stock
Shares of Common Stock to be reserved for future investment:	13,852,044,345 shares of Common Stock
Total:	20,000,000,000 shares of Common Stock

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing financing agreements and will also provide us greater flexibility with respect to the Company’s capital structure for purposes of obtaining additional financing.

Effects of the Increase in Authorized Common Stock

In the event of conversions of shares of preferred stock, outstanding convertible debt, and the exercise of warrants and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although conversions of shares of preferred stock, debt conversions, warrant exercises and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions of preferred stock, outstanding debt, and exercise of warrants, among others (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

At present, the Board of Directors has no specific plans to issue the additional shares of Common Stock authorized by the Amendment (except upon conversions of preferred stock, outstanding debt, and exercise of warrants). However, the Company anticipates that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business through the acquisition of other businesses.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

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BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 1,943,437,049 shares of common stock, 2,000,000 shares of Series A Preferred Stock, and 40,000,000 shares of Series B Preferred Stock issued and outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this Registration Statement, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following table is: 4522 West Village Drive, Suite 215, Tampa, FL 33624.

Name and Address	Shares of Series A Preferred Stock Owned	Shares of Series B Preferred Stock Owned	Shares of Common Stock Owned	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Greg P. Bell(2)	850,000	40,000,000	145,045,202	669,045,200	27.11%
Paul D. H. LaBarre	850,000	–	64,191,494	268,191,494	12.49%
Andrew Georgens	100,000	–	1,022,880	25,022,280	1.27%
Hugh Darryl Metz	–	–	3,000,000	3,000,000	*
Total Officers and Directors	1,800,000	40,000,000	213,259,576	965,258,974	35.81%
>5% Shareholders
B2 Management Group LLC(2) 4522 West Village Drive, Suite 215, Tampa, Florida 33624	–	–	145,045,200	145,045,200	7.46%

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Annual Report.

(2)	Includes 145,045,200 shares of Common Stock are owned by B2 Management Group LLC which is owned and controlled by Mr. Bell, the Company’s Chairman and Chief Executive Officer.

In addition to the Common Stock, the Company has authorized a total of 50,000,000 shares of preferred stock, currently designated as Series A Preferred Stock and Series B Preferred Stock. 2,000,000 shares of Series A Preferred Stock are currently issued and outstanding and 40,000,000 shares of Series B Preferred Stock are currently issued and outstanding.

The Series A Preferred Stock and Series B Preferred Stock votes with the Common Stock on all matters to be voted on by the common stock on an as-converted basis. On such matters, each holder of Series A Preferred Stock is entitled to 240 votes for each share of Series A Preferred Stock held by such shareholder and each holder of Series B Preferred Stock is entitled to 80 votes for each share of Series B Preferred Stock held by such shareholder.

The shares of Series A Preferred Stock are convertible, at the option of the holder, into 240 shares of our Common Stock. The shares of Series B Preferred Stock are convertible, at the option of the holder, into eight shares of our Common Stock.

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DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

We have never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized to issued 50,000,000 shares of preferred stock of the Company; par value $0.00001 per share.

Series A Convertible Preferred Stock

There are 2,000,000 shares of Series A Convertible Preferred Stock designated.

The Series A Preferred is senior to the Common Stock and any other series or class of the Company's Preferred Stock.

Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration, and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to Two Dollars and Forty Cents ($2.40) per share, plus the Redemption provision (as defined below). Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A Preferred and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A Preferred.

None of the following events shall be treated as or deemed to be a liquidation hereunder: (1) A merger, consolidation or reorganization of the Company; (2) A sale or other transfer of all or substantially all of the Company's assets; (3) A sale of 50% or more of the Company's capital stock then issued and outstanding; (4) A purchase or redemption by the Company of stock of any class; or (5) Payment of a dividend or distribution from funds legally available therefor.

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Voting Rights. On all matters to be voted on by the holders of Common Stock, the Holders of the Series A Preferred shall be entitled to 240 votes for each share of Series A Preferred held of record. On all such matters, the holders of Common Stock and the Holders of Series A Preferred shall vote together as a single class. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A Preferred shall not be subject to adjustment unless specifically authorized Conversion. The Series A Preferred shall have the following conversion rights (the "Conversion Rights"):

Holder's Optional Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder(s), on the Conversion Basis (as set forth below) in effect at the time of conversion. In the event that the holder(s) of the Series A Preferred elect to convert such shares into Common Stock, the holder(s) shall have 60 days from the date of such notice in which they tender their shares of Series A Preferred to the Company.

Conversion Basis. Each share of Series A Preferred shall be convertible into 240 shares of the Company's Common Stock.

Mechanics of Conversion. Before any bolder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series A Preferred being converted; and (ii) surrender the certificate or certificates therefor, duly endorsed. Thereupon the Company shall promptly issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and tender of the shares of Series A Preferred.

Adjustments to the Conversion Basis. (1) Stock Splits and Combinations. Subject to the Protective Provisions (as defined below), if at any time after the Company first issues the Series A Preferred and while any of the shares of Series A Preferred remain outstanding, if the Company shall effect a subdivision or combination of the Common Stock, the Conversion Basis then in effect immediately before that subdivision or combination shall be proportionately adjusted. Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective. (2) Reclassification. Exchange or Substitution. At any time after the Company first issues the Series A Preferred and while any of the shares of Series A Preferred remain outstanding, if the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets), then and in each such event the holder of each share of Series A Preferred shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein. (3) Reorganization. Mergers. Consolidations or Sales of Assets. At any time after the Company first issues the Series A Preferred and while any of such shares remain outstanding, if there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares), or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred thereafter shall be entitled to receive upon conversion of the Series A Preferred, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a bolder of Series A Preferred deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale.

Notices of Record Date. In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, entity, or person, or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the Company shall mail to each holder of Series A Preferred at least 30 days prior to the record date specified therein, a notice specifying the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

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Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Company's directors.

Reservation of Stock Issuable Upon Conversion. At such time as the Company increases its authorized capital resulting in a sufficient number of shares of Common Stock becoming available for the conversion of the Series A Preferred the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, a number of its shares of Common Stock as shall from time to time be sufficient to effectuate the conversion of all outstanding shares of Series A Preferred.

Protective Provisions. Notwithstanding anything contained herein to the contrary, so long any of the Series A Preferred shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series A Preferred outstanding: (a) Alter or change the rights, preferences or privileges of the Series A Preferred by way of reverse stock lit, reclassification, merger consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred are presently converted into shares of Common Stock; (b) Increase the authorized number of Series A Preferred; (c) Create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding; (d) Repurchase any of the Company's Common Stock (e) Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval; (f) Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company; or (g) Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

Redemption. Subject to the applicable provisions of Delaware law, the Company, at the option of its directors, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred. Upon redemption the Company shall pay for each share redeemed $2.40 per share, payable in cash, plus a premium to compensate the original purchaser(s) for the investment risk and cost of capital equal to the greater of (a) $2.40 per share, or (b) an amount per shares equal to 50% of the market capitalization of the Company on the date of notice of such redemption divided by 2,000,000 (the "Redemption Premium"), the redemption amount and the Redemption Premium hereinafter being referred to as the "Redemption Price." Such redemption shall be on an all-or-nothing basis.

At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the Company or given to such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series A Preferred called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series A Preferred called for redemption shall not have been surrendered, the dividends, if any, with respect to the shares so called for redemption shall forthwith after such date cease and desist and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore.

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If, on or prior to any date fixed for redemption or Series A Preferred, the Company deposits, with any bank or trust company as trust fund, the number of shares of Common Stock of a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore. Any interest accrued on any funds so deposited shall be the property of, ari4 paid to, the Company. If the holders of Series A Preferred so called for redemption shall. not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

Reissuance. No share or shares of Series A Preferred acquired by the Company by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

Status of Reacquired Stock. Shares of Series A Preferred which have been issued and reacquired in any manner shall, upon compliance with any applicable provisions of Delaware law, have the status of authorized and unissued shares of Preferred Stock may be redesignated and reissued in any series or class.

Series B Convertible Preferred Stock

There are 40,000,000 shares of Series B Convertible Preferred Stock designated.

Voting, Liquidation, Dividends, and Redemption.  On all matters to be voted on by the holders of Common Stock, the Holders of Series B Preferred Stock shall be entitled to one hundred and twenty (120) votes for each share of Series B Preferred Stock held of record. On all such matters, the holders of Common Stock and the Holders of Series B Preferred Stock shall vote together as a single class. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series B Preferred Stock shall not be subject to adjustments unless specifically authorized. The shares of Series B Convertible Preferred Stock shall (i) not have a liquidation preference; (ii) not accrue, earn, or participate in any dividends; and (iii) not be subject to redemption by the Corporation.

Conversion. Twelve (12) months following the original issuance date, but not before, each outstanding share of Series B Convertible Preferred Stock may be converted, at the option of the holder, into eight (8) shares of the Corporation’s common stock.

Delaware Anti-Takeover Laws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

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A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends for the foreseeable future.

DISSENTER’S RIGHTS

Under the DGCL, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

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Appendix A

CERTIFICATE OF AMENDMENT

OF AMENDED CERTIFICATE OF INCORPORATION

B2DIGITAL, INCORPORATED

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

B2Digital, Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.            The name of this corporation is B2Digital, Incorporated. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 3, 2004, as amended on June 16, 2004, July 6, 2004, December 23, 2004, May 16, 2006, and November 5, 2007 (as amended, the “Certificate of Incorporation”).

2.            The Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation, declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3.            The amendment to the Certificate of Incorporation set forth in paragraph 5 of this Certificate of Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.            The amendment to the Certificate of Incorporation set forth in paragraph 5 of this Certificate of Amendment was duly approved by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

5.            Article 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“4.              The total number of shares which the corporation shall have authority to issue is: Twenty Billion (20,000,000,000) shares of common stock, $.00001 par value (the “Common Stock”) and Fifty Million (50,000,000) shares of preferred stock, $.00001 par value (the “Preferred Stock”). The Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority by resolution, duly adopted from time to time, to divide and issue the Preferred Stock in series and to fix and determine the voting powers, other powers, designations, preferences, rights, qualifications, limitations and restrictions of any series of Preferred Stock so established.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation on this [    ] day of May 2022.

B2Digital, Incorporated

/s/

Greg P. Bell
CEO

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